UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )
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□	Preliminary Proxy Statement
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□	Definitive Proxy Statement
⌧	Definitive Additional Materials
□	Soliciting Material under §240.14a-12
Minerals Technologies Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MINERALS TECHNOLOGIES INC.

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 13, 2020

The following Notice of Change of Location relates to the notice of meeting and the accompanying proxy statement (the “Proxy Statement”) of Minerals Technologies Inc. (the “Company”), dated March 31, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s Annual Meeting of Shareholders to be held on Wednesday, May 13, 2020 (the “Annual Meeting”). These definitive additional materials are being filed with the Securities and Exchange Commission and are being made available to shareholders on or about April 21, 2020.

PLEASE READ THIS NOTICE CAREFULLY IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, MAY 13, 2020

Dear Minerals Technologies Shareholders,

In response to the public health impact of the coronavirus (COVID-19) pandemic, and to protect the health and well-being of the Company’s shareholders, employees, directors and other participants, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting has been changed. The Annual Meeting will be held solely by remote communication, in a virtual-only meeting format. You will not be able to attend the Annual Meeting in person. As previously announced, the Annual Meeting will be held on Wednesday, May 13, 2020 at 9:00 a.m., Eastern Time.

As described in the proxy materials previously distributed in connection with the Annual Meeting, shareholders as of March 17, 2020, the record date, are entitled to vote at the Annual Meeting. You can attend the Annual Meeting at www.virtualshareholdermeeting.com/MTX2020 and login by entering the 16-digit control number found on your proxy card or voting instruction form that you have previously received.

The meeting webcast will begin promptly at 9:00 a.m., Eastern Time.  You may log in to the meeting platform beginning at 8:45 a.m., Eastern Time.  You will have the opportunity to vote your shares, submit questions, and view our list of shareholders entitled to vote at the Annual Meeting using the instructions provided on the meeting website.

It is important that you read the proxy materials previously distributed and we encourage you vote your common stock or submit your proxy promptly in advance of the Annual Meeting by one of the methods described in the proxy materials. The proxy card included with the proxy materials that have been previously distributed will not be updated to reflect the change in location. You may continue to use the proxy card previously distributed to you to submit your proxy in connection with the Annual Meeting.

By Order of the Board of Directors,

Thomas J. Meek
Senior Vice President, General Counsel,
Human Resources, Secretary and
Chief Compliance Officer
April 21, 2020

Important Notice Regarding the Availability of Proxy Materials
for the 2020 Annual Meeting of Shareholders To Be Held on Wednesday, May 13, 2020

The Notice of Annual Meeting, Proxy Statement and the Company’s 2019 Annual Report may be viewed online at www.proxyvote.com and at the Investor Relations section of the Company’s website at https://investors.mineralstech.com.

News Release

Investor Contact:
Matthew Garth, (212) 878-1831
Media Contact:
Michael Landau, (212) 878-1840
FOR IMMEDIATE RELEASE
April 21, 2020

Minerals Technologies Announces 2020 Annual Meeting of Shareholders
Will Be Conducted In Virtual Format

NEW YORK – Minerals Technologies Inc. (NYSE: MTX) (“MTI” or “the Company”) today announced that, in response to the public health impact of the coronavirus (COVID-19) pandemic, and to protect the health and well-being of its shareholders, employees, directors and other participants, its Annual Meeting of Shareholders (the “Annual Meeting”) will be conducted solely in a virtual format via a live webcast.

The Annual Meeting will still be held at the previously announced date and time of May 13, 2020 at 9:00 a.m. Eastern Time. Shareholders will not be able to attend the Annual Meeting in person, but shareholders of record as of the close of business on March 17, 2020, will be able to participate in the Annual Meeting through the virtual meeting platform.

Shareholders will be admitted to the virtual Annual Meeting at www.virtualshareholdermeeting.com/MTX2020 by entering the 16-digit control number that can be found on their proxy card or voting instruction form previously distributed. Shareholders may log in to the meeting platform beginning at 8:45 a.m. ET on May 13, 2020. Shareholders will have the opportunity to vote their shares and ask questions at the Annual Meeting using the instructions provided on the meeting website. Those without a control number may attend the Annual Meeting as guests by logging in to the same virtual meeting platform and following the instructions on the website for guest access. Guests will not be able to vote or ask questions.

The Company encourages eligible shareholders to vote on the proposals prior to the Annual Meeting using the instructions provided in the previously distributed proxy statement. The proxy card included with the proxy materials previously distributed may continue to be used to vote shares in connection with the Annual Meeting.

About Minerals Technologies Inc.
New York-based Minerals Technologies Inc. (MTI) is a resource- and technology-based growth company that develops, produces and markets worldwide a broad range of specialty mineral, mineral-based and synthetic mineral products and related systems and services. MTI serves the paper, foundry, steel, construction, environmental, energy, polymer and consumer products industries. The Company reported sales of $1.8 billion in 2019. For further information, please visit our website at www.mineralstech.com. (MTI-G)